SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                               September 22, 2005


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)

              0-26694                                93-0945003
      ------------------------            ---------------------------------
      (Commission file number)            (IRS employer identification no.)

            585 West 500 South, Bountiful, Utah              84010
         ----------------------------------------          ----------
         (Address of principal executive offices)          (Zip code)


                                 (801) 298-3360
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              (Registrant's telephone number, including area code)



                   This document contains a total of 18 pages.

Item 1.01 Entry into a Material Definitive Agreement

         On September 22, 2005, the Company entered into a Development, Distribution and Supply Agreement (the "Agreement") with Bard Access Systems, Inc. The Agreement provides for (i) BAS to provide funding for the development of a new product that meets BAS' requirements (the "BAS Product"), (ii) BAS to receive the right to distribute the BAS Product, (iii) the Company to manufacture, package and supply BAS with the BAS Product, and (iv) a term of five year, subject to automatic renewal for successive one-year terms unless terminated by either party on 90 days notice prior to the expiration of the then effective term.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

         a.       Financial Statements of Businesses Acquired.

                  Not applicable.

         b.       Pro Forma Financial Information.

                  Not applicable.

         c.       Exhibits.

                  Number                        Description
                  ------                        -----------

                  10.1 Development, Distribution and Supply Agreement by and between the Company and Bard Access Systems, Inc., dated September 22, 2005 (certain portions of the agreement were omitted from the exhibit pursuant to a request for confidential treatment).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.




Date: September 23, 2005         By     /s/ Jeffrey M. Soinski
                                   ---------------------------------------------
                                   Jeffrey M. Soinski
                                   President, Chief Executive Officer, Director

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